EXHIBIT 8.1

List of Subsidiaries of Embraer S.A.*

Name	Jurisdiction of Incorporation
Embraer Aircraft Holding, Inc.	Delaware, U.S.A.
Embraer Aircraft Customer Services, LLC	Florida, U.S.A.
Embraer Aircraft Maintenance Services, LLC	Delaware, U.S.A.
Embraer Executive Jet Services, LLC	Delaware, U.S.A.
Embraer Executive Aircraft, Inc.	Delaware, U.S.A.
Embraer Aero Seating Technologies, LLC	Delaware, U.S.A.
Embraer CAE Training Services, LLC	Delaware, U.S.A.
Embraer Engineering & Technology Center USA, Inc.	Delaware, U.S.A.
Embraer Defense and Security, Inc.	Delaware, U.S.A.
Embraer Business Innovation Center, Inc.	Delaware, U.S.A.
EB Defense LLC	Delaware, U.S.A.
Embraer Commercial Aviation LLC	Delaware, U.S.A.
Embraer Solutions, LLC	Delaware, U.S.A.
ELEB Equipamentos Ltda.	Brazil
Embraer GPX Ltda.	Brazil
Embraer Defesa e Segurança Participações S.A.	Brazil
Atech – Negócios em Tecnologias S.A.	Brazil
SAVIS Tecnologia e Sistemas S.A.	Brazil
Visiona Tecnologia Espacial S.A.	Brazil
Yaborã Indústria Aeronáutica S.A.	Brazil
Fundo de Investimento em Participações Embraer Ventures	Brazil
Embraer Aviation Europe – EAE	France
Embraer Aviation International – EAI	France
Embraer Europe SARL	France
Embraer Aviation France – EAF	France
Embraer (China) Aircraft Technical Services Co., Ltd.	China
Embraer Spain Holding Co., SL	Spain
ECC Investment Switzerland AG	Switzerland
ECC Insurance & Financial Company Limited.	Cayman Islands, BWI
Embraer Finance Ltd.	Cayman Islands, BWI
Embraer Overseas Ltd.	Cayman Islands, BWI
Refine, Inc.	Cayman Islands, BWI
Embraer Portugal, S.A.	Portugal
Embraer Portugal Estruturas Metálicas, S.A.	Portugal
Embraer Portugal Estruturas em Compósitos, S.A.	Portugal
Airholding, S.A.	Portugal
OGMA – Indústria Aeronáutica de Portugal S.A.	Portugal
Embraer Asia Pacific PTE. Ltd.	Singapore
Embraer CAE Training Services (UK) Limited	United Kingdom
Visiona International B.V.	Netherlands
Embraer Netherlands Finance B.V.	Netherlands
Embraer Aviation Netherlands B.V.	Netherlands
Embraer Netherlands B.V.	Netherlands
EZ Air Interior Limited	Ireland

* This list reflects our list of subsidiaries as of December 31, 2019. None of the subsidiaries listed is a significant subsidiary for purposes of Regulation S-X under the Securities Exchange Act of 1934, as amended, see item 4D of the Annual Report on Form 20-F to which this Exhibit 8.1 is an exhibit. The list does not include (i) certain joint venture (see item 4B of the Annual Report on Form 20-F to which this Exhibit 8.1 is an exhibit for more information on such joint venture and entities established in our strategic alliances) and (ii) certain non-material special purpose vehicles.